Exhibit 5
                                Michael Golightly
                               268 West 400 South
                                    Suite 300
                           Salt Lake City, Utah 84101

Attorney at Law                                Telephone: (801) 575-8073 ext 152
Admitted in Texas and Utah                     Facsimile: (801) 521-2081


                                November 21, 2000



Board of Directors
Wichita Development Corporation
268 West 400 South, Suite 300
 Salt Lake City, Utah 84101

         Re: Form SB-2 Registration Statement

Gentlemen:

I have acted as a special counsel for Wichita Development Corporation, a Nevada corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission ("the Commission"). This opinion relates to the distribution of 18,400,000 shares of the Company's common stock, par value $.001 per share ("Shares"), by the Company's Parent Corporation, Kelly's Coffee Group, Inc. ("Kelly's")by way of a pro-rata distribution of the shares by Kelly's to its shareholders. The Company has authorized the filing of the Registration Statement for the purpose of Registering the Shares to allow its parent corporation, Kelly's, to make the pro-rata distribution of the Shares to its shareholders. In connection with filing the Registration Statement, you have requested my opinion regarding the legality of the issuance of the aforementioned Shares, and whether they will, when distributed by Kelly's, be legally issued, fully paid and non-assessable, and whether they will represent a binding obligation of the issuer

In preparing this Opinion, I have examined the following:

o    The Company's Articles of Incorporation and Bylaws;

o    The Registration Statement herein referenced;

o The Unanimous Consent and Resolution, dated November 17, 2000, by the Company's Board of Directors, authorizing registration of the Shares pursuant to the Registration Statement;

o The Unanimous Consent and Resolution, dated August 29, 2000, by the Company's Board of Directors, authorizing the sale of 18,400,000 shares of the Company's $0.001 par value common stock to Kelly's Coffee Group, Inc. in exchange for a cash payment of $540,554.

o Such other documents as I have deemed necessary for the purposes of this Opinion.

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Additionally, I have made such investigations as I have considered necessary and appropriate to form a basis for this Opinion. This Opinion is qualified by the scope of the document review specified herein, and I make no representations as to the sufficiency of my investigation for this Opinion. I further expressly exempt from this Opinion any representations as to the completeness, adequacy, accuracy or any other aspect of the financial statements in the Registration Statement.

The documentation and representations provided to me by the Company and its duly authorized representatives indicate that the Company is validly organized under the laws of the State of Nevada; the Company's Board of Directors has authorized the filing of the Registration Statement; and that the number of shares to be included in the Registration Statement have previously been legally issued to Kelly's Coffee Group, Inc. in a cash transaction on August 29, 2000, based upon corporate documentation and on the number of shares actually issued and outstanding. Based on the foregoing, I am of the opinion that the Shares herein referenced represent a binding obligation of the issuer and have been:

o Duly and validly authorized and issued, in that as of the date of this opinion the number of shares issued is not greater than the number of shares authorized by the certificate of incorporation and that the shares are of a type that are permitted under the laws of the State of Nevada;

o Legally issued, in that as of the date of this opinion the Company's Board of Directors has previously duly authorized and issued the shares for cash, and the form of stock certificate is proper; and

o Fully paid and non-assessable, in that the shares issued to Kelly's Coffee Group, Inc. were issued for cash, as duly authorized by the Company's Board of Directors, pursuant to Nevada Law.

This opinion is based on and subject to the qualifications and limitations specified below:

o    In  rendering  the  opinion  that  the  shares  of the  Common  Stock to be registered pursuant to the Registration Statement and distributed thereunder have been legally issued, fully paid and are nonassessable, I assumed that: (1) the Company's Board of Directors exercised good faith in establishing the value paid by Kelly's Coffee Group, Inc. for the Shares;
     (2) all transfers and cancellations of the capital stock of the Company made pursuant to the distribution of the Shares will be fully and accurately reflected in the Company's stock records as provided by the Company's transfer agent; and (3) the consideration, as determined by the Company's Board of Directors, to be received in exchange for the 18,400,000 shares issued to Kelly's Coffee Group, Inc. for cash, on August 29, 2000, was in fact paid in full and actually received by the Company before the shares were issued.

o I have made no independent verification of the facts asserted to be true and accurate by the authorized representatives of the Company. I have assumed that no person or entity has engaged in fraud or misrepresentation regarding the inducement relating to, or the execution or delivery of, the documents reviewed.

o In rendering this opinion I have assumed that all signatures are genuine, that all documents submitted to me as copies conform substantially to the originals, that all documents have been duly executed on or as of the date represented on the documents, that execution and delivery of the documents was duly authorized on the part of the parties, that all documents are legal, valid and binding on the parties, and that all corporate records are complete.


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o    I have assumed that the Company is satisfying the substantive  requirements of Form SB-2, and I expressly disclaim any opinion regarding the Company's compliance with such requirements, whether they are of federal or state origin, or any opinion as to the subsequent tradeability of any Shares distributed pursuant to the Registration Statement.

o This opinion is strictly limited to the parameters contained and referenced herein and is valid only as of the signature date with respect to the same. I assume no responsibility to advise you of any subsequent changes or developments which might affect any aspect of this opinion.

Further, this opinion is conditioned upon the Company complying with the pertinent provisions of the Securities Act of 1933 and such "blue sky" and securities laws as may be applicable, including but not limited to the Company's agreement to not issue any certificate for any shares, nor accept or solicit any offer for sale of the securities being registered in this Registration Statement, until such time as the Registration Statement becomes effective.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name therein as special counsel. This opinion may not be used, relied upon, circulated, quoted or otherwise referenced in whole or in part for any purpose without my written consent, other than by you and by investors in the Shares, solely in connection with the offering covered by the Registration Statement.


Sincerely,


/s/  Michael Golightly
-----------------------
Michael Golightly
Attorney at Law





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